Exhibit (c)(v)

Presentation to the Board of Directors of Medley Management Inc . August 2, 2018 Project Integrate

Confidential . Do not copy or distribute. 2 The objective of Project Integrate is to combine SIC, MCC, and MDLY creating a leading publicly - traded internally managed BDC Project Integrate • Integrate is contemplated to be a three - way combination of Sierra Income Corp. (SIC), Medley Capital Corp. (MCC) and Medley Management Inc. (MDLY) through two contemporaneous transactions that will be cross - conditioned upon each other - Merger of MCC into SIC - Acquisition of MDLY by SIC 1 • Integrate presents compelling strategic and financial benefits to shareholders of SIC, MCC and MDLY - Creates the 2 nd largest internally managed and 7 th largest publicly traded BDC - Simplifies organizational structure allowing for the elimination of significant costs - Significantly increases equity market liquidity for shareholders of all three entities • MDLY management will roll approximately 100% of after - tax proceeds from the transaction into equity ownership in pro forma SIC - LLC unitholders will also give up entire value of the TRA to facilitate the transactions in favor of the MDLY shareholders • SIC will be internally managed after the transactions close - The investment advisory agreement between SIC and SIC Advisors LLC will terminate - The investment advisory agreement between MCC and MCC Advisors LLC will remain in place • SIC will be listed as a publicly traded equity security as of the closing of the transactions Source: MDLY management 1. Medley LLC unit holders will exchange their units for Class A common stock of MDLY shortly prior to the MDLY acquisition.

Confidential . Do not copy or distribute. 3 Transaction Overview Update Source: MDLY management Transaction Steps • Immediately prior to the two transactions: - Exchange of Units : the Units of Medley LLC held by insiders (including unvested units which will accelerate upon a transaction) would be exchanged for an equal number of shares of Class A Common Stock in accordance with the terms of the existing Exchange Agreement • As a result of the exchange, Medley LLC will be wholly owned by MDLY • Immediately following the Exchange: - BDC Merger : MCC will merge with and into SIC, with SIC surviving the merger (the “BDC Merger”) • In the BDC Merger, each issued and outstanding share of MCC common stock will be converted into the right to receive 0.8050 shares of SIC common stock - MDLY Acquisition : MDLY acquisition will be accomplished by a merge into a newly formed wholly owned merger subsidiary of SIC, Sierra Management, with Sierra Management surviving the merger (the “MDLY Merger” and, together with the BDC Merger, the “Mergers”) • In the MDLY Merger: • each share of Class A Common Stock owned by public shareholders would be converted into the right to receive $4.09 total cash consideration (including $ 0.65 special cash dividend pre - closing) and 0.3836 shares of SIC • each share of Class A Common Stock owned by the previous LLC unitholders would be converted into the right to receive $ 3.79 total cash consideration (including $ 0.35 special cash dividend pre - closing) and 0.3836 shares of SIC • each share of Class B Common Stock would be canceled Framework analysis updated for estimated June 30, 2018 results and holds other transaction assumptions consistent with prior presentation

Confidential . Do not copy or distribute. 4 Additional Terms and Required Approvals Transaction Overview Update (cont.) Additional Terms • NYSE or NASDAQ Listing : SIC will apply to be publicly traded effective upon consummation of the Mergers • Incentive Plan : SIC will adopt an incentive plan on substantially the same terms as MDLY and MDLY RSUs will be exchanged for 0.8532 SIC RSUs each subject to the same vesting terms • Employment Contracts : At closing, SIC will enter into employment contracts with the executive team as described in the following pages • The Investment Advisory Contract : Although SIC will be internally managed following the exchange and Mergers, an investment advisory contract between SIC and MCC Advisors will remain in effect - Keeping the advisory contract in place allows MDLY to satisfy its contractual obligations for the $ 123 million bond issuance, the Tax Receivable Agreement and to Strategic Capital Advisory Agreement Required Approvals • Merger Agreements : The BDC Merger will require the approval of the MDLY, MCC and SIC Boards, special committees and shareholders • SEC Approval : Will require exemptive relief from the SEC • Hart - Scott - Rodino Act : Antitrust filing with the Department of Justice and Federal Trade Commission (unless exemption available) Source: MDLY management

Confidential . Do not copy or distribute. 5 Current Structure Source: MDLY management SIC Advisory Contract SIC Advisors Other Advisory Entities Private Fund and SMAs, Etc. MDLY (NYSE: MDLY) Unitholders Medley LLC Bonds MCC (NYSE : MCC ) MCC Advisors Advisory Contract Advisory Contracts

Pro Forma Structure

Pro Forma SIC



A
SIC
(Ticker: TBD)
B
SIC Portfolio
MCC Portfolio
C
MDLY
(NYSE: MDLY)[1]
Advisory Contract
Medley LLC
Bonds
MCC Advisors
Other Advisory Entities
Advisory Contracts
Private Fund and SMAs, Etc.

Transaction Highlights

- **A** SIC is the acquirer of both MDLY and MCC
- **B** MCC acquired by SIC for stock
  - 0.8050 SIC shares per MCC share
  - Total value to MCC shareholders depends on the market valuation of SIC
  - $5.90 NAV per MCC share based on SIC 6/30/2018 pro forma NAV[2]
- **C** MDLY acquired by SIC for cash and stock
  - Class A Shareholders
    - $4.09 cash consideration (including $0.65 special cash dividend pre-closing) and 0.3836 shares of SIC per MDLY share to public
    - Total value to MDLY Class A shareholders depends on the market valuation of SIC
    - For example, consideration translates to $6.90 per MDLY share assuming BDC median ~1x price to 6/30/2018 NAV on a pro forma basis[2]
  - LLC Unitholders
    - $3.79 cash consideration (including $0.35 special cash dividend pre-closing) and 0.3836 shares of SIC per MDLY share to public
    - Total value to MDLY LLC unitholders depends on the market valuation of SIC
    - For example, consideration translates to $6.60 per MDLY share assuming BDC median ~1x price to 6/30/2018 NAV on a pro forma basis[2]
  - MDLY RSUs to vest over time into SIC shares at a 0.8532 exchange ratio; assumes holders receive $0.35 special cash dividend
  - LLC unitholders to receive 0% of the TRA value (versus 85% share in contractual agreement)
  - Approximately 100% of management's after-tax proceeds will be rolled[2]

Source: MDLY management
1. Assumes SEC staff confirms SIC can rely on existing no-action relief permitting a BDC to own a registered investment advisor.
2. Based on MDLY management proposal and current MCC, SIC and MDLY estimates per MDLY management.

Confidential. Do not copy or distribute. 6

Confidential . Do not copy or distribute. 7 Integrate creates the 2 nd largest internally managed and 7 th largest publicly traded BDC Transaction Rationale • Consistent with asset management industry - wide push for scale that is driving strategic consolidation among alternative credit managers • Creates a single larger consolidated balance sheet with which to face potential borrowers, lenders and other constituents in the market − Preserves value of MDLY as an asset management growth engine which has the potential to drive growth in NII and book value over time • Creates more liquid, publicly - traded equity security − $2.0 billion of assets / $1.1 billion NAV − Broadly held with 6.2% ownership by current Medley LLC unit holders 1 • Internalization simplifies organizational structure and potentially drives upside to future valuation − 1.47x median price - to - NAV valuation of internally managed publicly - traded BDCs versus 0.98x for externally managed BDCs 2 − $6.8 million estimated expense savings through synergies and elimination of public company costs 1 • MDLY management expects Integrate to be financially compelling to current MDLY Class A shareholders − $4.09 total cash consideration (including $0.65 special cash dividend pre - closing) and 0.3836 shares of SIC to Class A shareholders − Total value to MDLY shareholders depends on the market valuation of SIC − For example, consideration translates to $6.90 per MDLY Class A share ( assuming BDC median ~1x price to 6/30/2018E NAV on a pro forma basis) 1 Source: MDLY management. MCC, SIC and MDLY estimates per MDLY management. 1. Based on MDLY management proposal and current MCC, SIC and MDLY estimates per MDLY management. 2. SNL Financial as of 25 - Jul - 2018 .

SIC Pro Forma Market Positioning

Integrate creates the 2nd largest internally managed and 7th largest publicly traded BDC

BDCs that have completed or are expected to undertake consolidation transactions

Recent strategic activity:

- **23-Jul-2018:** FS/KKR announces agreement to merge FSIC and CCT
- **17-Apr-2018:** BlackRock announced acquisition of TCP Capital
- **04-Apr-2018:** Triangle Capital announced sale of assets to Benefit Street Partners
- **17-Oct-2017:** Oaktree acquisition of FSAM

Manager	Assets	Equity Market Cap	Price / NAV	NII / Price	NII / NAV
Ares Capital Corporation	$ 12,199	$ 7,199	1.00 x	8.3 %	8.3 %
Prospect Capital Corporation	5,720	2,506	0.75	11.0	8.2
▷ Corporate Capital Trust, Inc.	3,992	2,133	0.85	9.2	7.9
▷ FS Investment Corporation	3,804	1,952	0.87	10.6	9.2
Main Street Capital Corporation	**2,314**	**2,330**	**1.67**	**6.4**	**10.6**
Apollo Investment Corporation	2,248	1,276	0.90	10.3	9.3
Pro-Forma SIC[1]	**2,014**	**NA**	**NA**	**NA**	**7.3**
New Mountain Finance Corporation	2,003	1,063	1.03	9.7	10.0
TCG BDC Inc.	1,913	1,112	0.98	9.0	8.9
TPG Specialty Lending, Inc.	1,909	1,231	1.18	10.0	11.8
Golub Capital BDC, Inc.	1,760	1,122	1.16	6.6	7.7
▷ TCP Capital Corp.	1,620	869	0.99	9.9	9.8
Hercules Capital, Inc.	**1,484**	**1,242**	**1.27**	**9.1**	**12.8**
Solar Capital Ltd.	1,472	875	0.95	8.6	8.2
▷ Oaktree Specialty Lending Corporation	1,401	671	0.81	9.2	7.5
Goldman Sachs BDC, Inc.	1,257	860	1.18	8.8	10.4
SIC[1]	1,097	NA	NA	NA	7.0
▷ Triangle Capital Corporation	964	590	0.92	8.8	8.1
PennantPark Investment Corporation	948	527	0.82	10.2	8.4
▷ BlackRock Capital Investment Corporation	870	430	0.78	10.8	8.4
PennantPark Floating Rate Capital Ltd.	834	528	0.97	7.0	6.9
MCC[1]	791	187	0.54	7.6	5.6
Fidus Investment Corporation	632	353	0.89	8.3	7.4
THL Credit, Inc.	600	266	0.78	13.3	10.3
Gladstone Investment Corporation	599	390	1.09	5.7	6.3
Stellus Capital Investment Corporation	431	213	0.96	8.4	8.0
Solar Senior Capital Ltd.	424	268	0.99	8.4	8.3
Oxford Square Capital Corp.	414	376	0.98	9.1	8.9
Gladstone Capital Corporation	402	249	1.08	9.1	9.8

Bold text denotes internally managed BDCs

Source: SNL Financial, Company Filings
Note: Market data as of 25-Jul-2018. MCC NII reflects 2019E metrics.
1. Per MDLY management.

Confidential. Do not copy or distribute. 8

Transaction Sources and Uses
($ in millions)

Transaction Highlights

- Public: $4.09 cash consideration including $0.65 special cash dividend and 0.3836 shares of SIC per MDLY share
- LLC Unitholders: $3.79 cash consideration including $0.35 special cash dividend and 0.3836 shares of SIC per MDLY share
- Unvested MDLY RSUs: 0.8532 SIC RSUs; assumes holders receive $0.35 special cash dividend
- MCC acquired by SIC for 0.8050 SIC shares per MCC share

Sources & Uses[1]

Sources		Uses	
MDLY Balance Sheet Cash	$ 24.4	Cash Consideration to Class A Shareholders	$ 19.1
SIC Cash[2]	69.7	Special Dividend to Class A Shareholders	3.6
SIC Debt	38.4	Total Cash Consideration to Class A Shareholders	$ 22.8
		Cash Consideration to LLC Unitholders	$ 85.4
		Special Dividend to LLC Unitholders	8.7
		Total Cash Consideration to LLC Unitholders	$ 94.1
		Special Dividend to RSUs	$ 0.6
		Transaction Fees	$ 15.0
Total Sources	**$ 132.5**	**Total Uses**	**$ 132.5**

Memo Items:

- 30.4023 mm MDLY shares exchanged for 11.6631 mm SIC Shares (0.3836 x exchange ratio)

- 1.7552 mm Unvested MDLY RSUs to vest over time into 1.4975 mm SIC shares (0.8532 x exchange ratio)

- 54.4742 mm MCC shares exchanged for 43.1782 mm SIC Shares (0.8050 x exchange ratio)[3]

Source: MDLY management. MCC, SIC and MDLY estimates per MDLY management.
Note: MDLY shares, Unvested RSUs, and Unvested LLC Units outstanding provided by MDLY management as of 11-Jul-2018.
1. MDLY acquired with a cash and stock mix for the Class A shareholders and LLC unitholders. Assumes restricted LLC units vest immediately prior to close. Holders of MDLY Unvested RSUs will vest over time into SIC stock. Transaction fees of $15.0mm per MDLY management. $123.4mm of debt (gross of OID) to roll-over as part of transaction per MDLY management.
2. SIC cash balance per MDLY management adjusted to include $46.5mm of cash collateral from unwound Total Return Swap ("TRS").
3. MCC acquired with a 100% stock consideration. Stock consideration reflects full exchange of all MCC shares.

Confidential. Do not copy or distribute. 9

Summary of Key Metrics | Selected Financial Assumptions
($ in millions, except per share data)

Selected Financial Assumptions

MDLY		
Financial Metrics	**Per Share**	**Total**
Core 2019E EBITDA[1]	$ 1.19	$ 38.2
Core 2019E Pre-Tax Net Income	0.82	26.5
Class A Shareholder EPS		$ 0.55
Shares Outstanding		**Total**
Total Class A Shares		5.563
Unvested RSUs		1.755
LLC Units		23.333
Restricted LLC Units		1.506
Total Shares Outstanding		**32.157**

SIC		
Financial Metrics	**Per Share**	**Total**
2019E Net Investment Income[2]	$ 0.50	$ 48.8
Q2 2018E Net Asset Value	7.27	704.0
Memo: Yield (NAV) - 6.9%		
Shares Outstanding[3]		**Total**
Total Shares Outstanding		**96.785**

MCC		
Financial Metrics	**Per Share**	**Total**
2019E Net Investment Income[4]	$ 0.36	$ 19.7
Q2 2018E Net Asset Value	6.43	350.2
Memo: Yield (NAV) - 5.6%		
Shares Outstanding[3]		**Total**
Total Shares Outstanding		**54.474**

Other Key Assumptions[5]

- $6.8mm estimated expense savings through synergies and elimination of public company costs
- $7.5mm of incremental GAAP compensation
- $15.0mm of transaction costs
- $2.3mm of incremental pre-tax financing costs at SIC

Source: MDLY management. MCC, SIC and MDLY estimates per MDLY management.
Note: MDLY shares, Unvested RSUs, and Restricted LLC Units outstanding provided by MDLY management as of 11-Jul-2018.
1. Represents Core EBITDA following adjusting P&L for impact of closing Foundation (~$0.1mm net impact annually) per MDLY management.
2. SIC Net Investment Income projection per MDLY management.
3. Per MDLY management.
4. MCC projections provided by MDLY management as of 11-July-2018.
5. Per MDLY management.

Confidential. Do not copy or distribute. 10

Confidential . Do not copy or distribute. 11 Illustrative Pro Forma Shares Outstanding Source: MDLY management. MCC, SIC and MDLY estimates per MDLY management. 1. MDLY shares , Unvested RSUs , and Restricted LLC Units outstanding per MDLY management. SIC and MCC shares per MDLY management . Pro Forma Shares Outstanding 1 Pro Forma Ownership 1 SIC 63.2 % MCC 28.2 % LLC Unitholders 6.2 % Class A Shares 1.4 % Unvested RSUs 1.0 % Shares % SIC SIC Standalone Shares 96.785 63.2% MCC Shares Outstanding 46.717 (x) Exchange Ratio 0.8050x MCC Shares Exchanged to SIC Shares 37.607 MCC Foundation Shares 7.757 (x) Exchange Ratio 0.8050x SIC Shares Issued to Foundation 6.244 (-) MCC Shares Retired Post-Foundation Closing (0.673) New SIC Shares 43.178 28.2% MDLY Shares Outstanding 32.157 (-) Unvested RSUs (1.755) Shares Receiving Cash / Stock Mix 30.402 LLC Units (inc. Restricted LLC Units) 24.839 (x) Exchange Ratio 0.3836x New SIC Shares 9.529 6.2% Total Class A Shares 5.563 (x) Exchange Ratio 0.3836x New SIC Shares 2.134 1.4% Unvested RSUs 1.755 (x) Exchange Ratio 0.8532x New SIC Unvested RSUs 1.498 1.0% Fully Diluted SIC Shares 153.124 100.0%

Confidential . Do not copy or distribute. 12 Illustrative Pro Forma Income Statement Source: MDLY management. MCC, SIC and MDLY estimates per MDLY management. 1. Financial projections for MDLY, MCC and SIC per MDLY management. 2. Per MDLY management . 3. Assumes unitholders receive 0% of TRA value. Pro Forma 2019E Income Statement 1 Pro Forma SIC NII SIC BDC NII $48.8 (+) MCC NII 19.7 (+) MDLY A-T Net Income 23.9 (-) P-T Net Synergies (0.7) (-) P-T Cost of Financing (2.3) PF SIC NII $89.4 PF SIC NII Per Share $0.50 $0.58 Accretion / (Dilution) to SIC 15.7% PF MCC NII Per Share $0.36 $0.47 Accretion / (Dilution) to MCC 29.8% MDLY A-T Net Income Medley Mgmt. LLC Core Pre-Tax Net Income $26.5 (-) Basis Step-Up Amortization 2 (18.6) MDLY Taxable Net Income $7.9 (-) Tax Expense 2 (2.6) MDLY After-Tax Net Income $5.3 (+) Basis Step-Up Amortization 2 18.6 (-) TRA Payment to Unitholders 3 0.0 MDLY After-Tax Net Income $23.9

Illustrative Pro Forma Balance Sheet Walk Based on Q2 2018E

($ in millions, except per share data)

- SIC records bargain purchase gain of $31.2mm[1]
- $15.0mm of transaction costs[1]
- Assumes $123.3mm of SIC total return swap included in regulatory debt ratio and is ultimately unwound[2]

	SIC Est. Standalone[2]	(+) MCC Est. Standalone	(+) MDLY	(+) Transaction Considerations / Adjustments	SIC Pro Forma
Assets:					
Cash & Cash Equivalents[2]	$ 99	$ 144		$(70)	$ 173
Investment Assets	991	635	$ 200	(24)	1,802
Goodwill					
Other Assets	13	10			23
Total Assets	**$ 1,103**	**$ 789**	**$ 200**	**$(94)**	**$ 1,998**
Liabilities:					
Existing Debt	$ 381	$ 277			$ 657
New Debt				$ 38	38
SBA Debentures		148			148
Other Liabilities	19	14			33
Total Liabilities	**$ 399**	**$ 439**	**$ 0**	**$ 38**	**$ 876**
Equity:					
Net Assets	$ 704	$ 350	$ 200	$(133)	$ 1,122
Total Equity	**$ 704**	**$ 350**	**$ 200**	**$(133)**	**$ 1,122**
Total Liabilities and Equity	**$ 1,103**	**$ 789**	**$ 200**	**$(94)**	**$ 1,998**
Key Metrics					
Memo: Bargain Purchase Gain		$ 31.2			$ 31.2
Memo: Total Return Swap[3]	$ 123.3				
GAAP Debt / NAV	0.54 x	1.21 x			0.75 x
Regulatory Debt / NAV	0.72	0.79			0.62
Shares Outstanding	96.785	54.474			153.124
NAV per Share	$ 7.27	$ 6.43			$ 7.33

Source: Estimates per MDLY management.
Note: Bargain purchase calculated based on SIC standalone NAVPS (price of $5.85 per share). MDLY investment value based on SIC standalone NAVPS (price of $6.23 per share).
1. Per MDLY management.
2. SIC stand-alone balance sheet per MDLY management adjusted for unwind of TRS and transfer of $46.5mm of TRS cash collateral from Other Assets to Cash & Cash Equivalents.
3. Per MDLY management, TRS is assumed to be unwound.

Confidential. Do not copy or distribute. 13

Confidential . Do not copy or distribute. 14 Illustrative MDLY Pro Forma Analysis at Various Prices ($ in millions, except per share data) Source: Estimates per MDLY management, Bloomberg, Capital IQ, IBES Estimates Note: Market data as of 25 - Jul - 2018 . 1. Calculated as $6.60/share received by the previous LLC unitholders, unvested RSUs and restricted LLC units plus $6.90/share r ece ived by the Class A public shareholders. 2. Calculated as “Total to Class A shares” of $6.90 divided by the 2018E and 2019E EPS estimates. Future P / NAV Multiples for SIC 0.70x 0.80x 0.90x 1.00x 1.10x 1.20x 1.30x 06/30/18E PF NAVPS Implied PF SIC Share Price $7.33 $5.13 $5.86 $6.59 $7.33 $8.06 $8.79 $9.52 NII Yield 11.4% 10.0% 8.9% 8.0% 7.2% 6.6% 6.1% Value to MDLY Shareholders PF SIC Share Price (@ 0.3836 x Exchange Ratio) $1.97 $2.25 $2.53 $2.81 $3.09 $3.37 $3.65 (+) Cash per Share 3.44 3.44 3.44 3.44 3.44 3.44 3.44 Price per MDLY (Share) $5.41 $5.69 $5.97 $6.25 $6.53 $6.81 $7.09 (+) Pre-Closing Special Dividend to LLC Unitholders 0.35 0.35 0.35 0.35 0.35 0.35 0.35 Total to LLC Unitholders $5.76 $6.04 $6.32 $6.60 $6.88 $7.16 $7.44 (+) Pre-Closing Special Dividend to Class A 0.65 0.65 0.65 0.65 0.65 0.65 0.65 Total to Class A Shares $6.06 $6.34 $6.62 $6.90 $7.18 $7.46 $7.74 Premium / Discount to Class A Current Share Price $3.65 65.9% 73.6% 81.3% 89.0% 96.7% 104.4% 112.1% 52 Week Low $3.10 95.4 104.5 113.5 122.6 131.7 140.7 149.8 52 Week High $7.15 (15.3) (11.4) (7.4) (3.5) 0.4 4.4 8.3 12-Month Average $5.72 6.0 10.9 15.8 20.7 25.6 30.6 35.5 Implied Enterprise Value Equity Market Capitalization 1 $186.8 $195.8 $204.9 $213.9 $223.0 $232.0 $241.0 (+) Net Debt 99.0 99.0 99.0 99.0 99.0 99.0 99.0 Implied Enterprise Value $285.8 $294.8 $303.9 $312.9 $322.0 $331.0 $340.0 Summary Valuation Metrics LTM 30-Jun-2018 EV / FEAUM $3,006 9.5% 9.8% 10.1% 10.4% 10.7% 11.0% 11.3% LTM 30-Jun-2018 EV / EBITDA 23.5 12.1 12.5 12.9 13.3 13.7 14.1 14.4 2018E EV / EBITDA (Management) 26.2 10.9x 11.3x 11.6x 11.9x 12.3x 12.6x 13.0x 2019E EV / EBITDA (Management) 38.2 7.5 7.7 8.0 8.2 8.4 8.7 8.9 2018E P/E (Management) 2 $0.34 17.7x 18.6x 19.4x 20.2x 21.0x 21.9x 22.7x 2019E P/E (Management) 2 $0.55 11.0 11.5 12.0 12.5 13.0 13.5 14.0

Named Executives and Compensation

- The following is consistent with publicly traded peers, and at or below the peer median in value for each of the executives

Pro Forma Sierra Income Corp. Management

Position	Salary	%	Bonus	%	Stock Award	%	Other	%	Total
Chairman and CEO - Brook Taube	$ 600,000	15.6%	$ 1,200,000	31.3%	$ 2,000,000	52.1%	$ 38,686	1.0%	$ 3,838,686
Vice Chairman, Head of Strategy and Board Member - Seth Taube	480,000	21.2%	600,000	26.4%	1,150,000	50.7%	39,195	1.7%	2,269,195
President - Jeffrey Tonkel	480,000	21.2%	600,000	26.5%	1,150,000	50.7%	36,671	1.6%	2,266,671
CFO - Richard Allorto	360,000	21.2%	450,000	26.5%	850,000	50.0%	38,605	2.3%	1,698,605
General Counsel - John Fredericks	360,000	21.2%	450,000	26.5%	850,000	50.0%	39,832	2.3%	1,699,832
Total Executive Compensation	**$ 2,280,000**	**19.4%**	**$ 3,300,000**	**28.0%**	**$ 6,000,000**	**51.0%**	**$ 192,989**	**1.6%**	**$ 11,772,989**

Pro Forma Sierra Income Corp. Management / GAAP Expense

Position	Salary	%	Bonus	%	Stock Award	%	Other	%	Total
Chairman and CEO - Brook Taube	$ 600,000	26.8%	$ 1,200,000	53.6%	$ 400,000	17.9%	$ 38,686	1.7%	$ 2,238,686
Vice Chairman, Head of Strategy and Board Member - Seth Taube	480,000	35.6%	600,000	44.5%	230,000	17.0%	39,195	2.9%	1,349,195
President - Jeffrey Tonkel	480,000	35.6%	600,000	44.6%	230,000	17.1%	36,671	2.7%	1,346,671
CFO - Richard Allorto	360,000	35.3%	450,000	44.2%	170,000	16.7%	38,605	3.8%	1,018,605
General Counsel - John Fredericks	360,000	35.3%	450,000	44.1%	170,000	16.7%	39,832	3.9%	1,019,832
Total Executive Compensation	**$ 2,280,000**	**32.7%**	**$ 3,300,000**	**47.3%**	**$ 1,200,000**	**17.2%**	**$ 192,989**	**2.8%**	**$ 6,972,989**

Source: Most recent proxy statements, MDLY management
Note: Management team and board of Sierra Income Corp will be consistent with the wholly owned asset management entity. Remains a Manager of the SBIC as well as on the investment committee of MOF II.

Confidential. Do not copy or distribute. 15

2017 Selected Peer BDC Executive Compensation

- Currently Main Street Capital and Hercules are the most relevant comparable internally managed BDCs
- Senior executives are incentivized through a combination of salary, cash bonus and stock

Main Street Capital

Summary of Compensation Table	Salary	%	Bonus	%	Stock Award	%	Other	%	Total
Chairman, CEO	$ 608,750	15.6%	$ 1,500,000	38.4%	$ 1,781,107	45.6%	$ 12,150	0.3%	$ 3,902,007
President, COO, Board Member	530,000	17.7%	1,200,000	40.1%	1,247,270	41.7%	12,150	0.4%	2,989,420
Vice Chairman, CIO	381,250	17.7%	900,000	41.8%	857,203	39.9%	12,150	0.6%	2,150,603
Vice Chairman, Chief Credit Officer	381,250	26.6%	180,000	12.6%	857,203	59.9%	12,150	0.8%	1,430,603
CFO, Treasurer	316,250	24.1%	450,000	34.3%	533,837	40.7%	12,150	0.9%	1,312,237
Total Executive Compensation	**$ 2,217,500**	**18.8%**	**$ 4,230,000**	**35.9%**	**$ 5,276,620**	**44.8%**	**$ 60,750**	**0.5%**	**$ 11,784,870**

Hercules

Summary of Compensation Table	Salary	%	Cash Bonus	%	Stock Award	%	Other	%	Total
Chairman, CEO	$ 827,249	10.0%	$ 1,600,000	19.4%	$ 5,000,002	60.7%	$ 808,449	9.8%	$ 8,235,700
CIO	500,000	15.7%	750,000	23.6%	1,750,004	55.1%	175,872	5.5%	3,175,876
General Counsel	345,000	40.7%	145,000	17.1%	300,002	35.4%	57,061	6.7%	847,063
Interim CAO	152,800	49.1%	150,000	48.2%	-	0.0%	8,708	2.8%	311,508
Interim CFO	49,854	100.0%	-	0.0%	-	0.0%	-	0.0%	49,854
CFO	347,105	36.8%	-	0.0%	500,007	53.1%	95,255	10.1%	942,367
VP of Finance, Senior Controller	121,847	31.0%	-	0.0%	249,997	63.6%	21,211	5.4%	393,055
Total Executive Compensation	**$ 2,343,855**	**16.8%**	**$ 2,645,000**	**19.0%**	**$ 7,800,012**	**55.9%**	**$ 1,166,556**	**8.4%**	**$ 13,955,423**

Source: Most recent proxy statements, MDLY management

Confidential. Do not copy or distribute. 16

Appendix A: Selected Public Company Comparables

Comparison of Selected BDCs
($ in millions, except per share data)

	Equity Market Cap	Closing Price 25-Jul-18	% of 52 Wk High	FMV of Portfolio	FMV / Cost	Price / NAV	Debt / Equity	Annualized Div. Yield	Div. / NAV	NII / Price	NII / NAV
Externally Managed BDCs											
Ares Capital Corporation	$ 7,199	$ 16.90	98.8 %	$ 12,199	100.3 %	1.00 x	0.69 x	9.0 %	9.0 %	8.3 %	8.3 %
Prospect Capital Corporation	2,506	6.91	82.6	5,720	97.5	0.75	0.71	10.4	7.8	11.0	8.2
Corporate Capital Trust, Inc.	2,133	16.90	88.9	3,992	96.4	0.85	0.64	9.5	8.1	9.2	7.9
FS Investment Corporation	1,952	7.95	86.9	3,804	102.1	0.87	0.76	9.6	8.3	10.6	9.2
Apollo Investment Corporation	1,276	5.90	91.6	2,248	99.1	0.90	0.56	10.2	9.2	10.3	9.3
TPG Specialty Lending, Inc.	1,231	19.19	88.3	1,909	100.7	1.18	0.80	8.1	9.6	10.0	11.8
Golub Capital BDC, Inc.	1,122	18.74	94.9	1,760	101.2	1.16	0.86	6.8	7.9	6.6	7.7
TCG BDC Inc.	1,112	17.78	87.6	1,913	99.6	0.98	0.71	8.3	8.2	9.0	8.9
New Mountain Finance Corporation	1,063	14.00	95.2	2,003	101.4	1.03	0.94	9.7	10.0	9.7	10.0
TCP Capital Corp.	869	14.77	86.7	1,620	98.4	0.99	0.88	9.7	9.7	9.9	9.8
Goldman Sachs BDC, Inc.	860	21.42	92.3	1,257	98.4	1.18	0.72	8.4	9.9	8.8	10.4
Oaktree Specialty Lending Corporation	671	4.76	80.5	1,401	84.3	0.81	0.70	8.0	6.5	9.2	7.5
PennantPark Floating Rate Capital Ltd.	528	13.62	93.0	834	100.6	0.97	0.60	1.7	1.6	7.0	6.9
PennantPark Investment Corporation	527	7.42	94.6	948	91.1	0.82	0.76	9.7	8.0	10.2	8.4
BlackRock Capital Investment Corporation	430	5.95	77.6	870	99.2	0.78	0.56	12.1	9.4	10.8	8.4
Gladstone Investment Corporation	390	11.87	96.8	599	102.4	1.09	0.70	6.8	7.4	5.7	6.3
Oxford Square Capital Corp.	376	7.44	99.5	414	98.0	0.98	0.16	10.8	10.5	9.1	8.9
Fidus Investment Corporation	353	14.43	84.7	632	103.4	0.89	0.65	10.8	9.6	8.3	7.4
Solar Senior Capital Ltd.	268	16.71	90.8	424	98.4	0.99	0.52	8.4	8.4	8.4	8.3
THL Credit, Inc.	266	8.13	79.6	600	96.5	0.78	0.81	13.3	10.3	13.3	10.3
Gladstone Capital Corporation	249	9.27	93.2	402	88.0	1.08	0.77	9.1	9.8	9.1	9.8
Stellus Capital Investment Corporation	213	13.35	93.4	431	101.2	0.96	1.13	10.2	9.8	8.4	8.0
Externally Managed BDC Median			**91.2 %**		**99.1 %**	**0.98 x**	**0.71 x**	**9.5 %**	**9.1 %**	**9.1 %**	**8.4 %**
Internally Managed BDCs											
Main Street Capital Corporation	$ 2,330	$ 39.50	94.5 %	$ 2,314	107.3 %	1.67 x	0.67 x	5.8 %	9.6 %	6.4 %	10.6 %
Hercules Capital, Inc.	1,242	13.58	97.2	1,484	94.1	1.27	0.79	9.1	11.6	9.1	12.8
Internally Managed BDC Median			**95.9 %**		**100.7 %**	**1.47 x**	**0.73 x**	**7.5 %**	**10.6 %**	**7.8 %**	**11.7 %**
Median - All BDCs			**92.0 %**		**99.1 %**	**0.98 x**	**0.71 x**	**9.3 %**	**9.3 %**	**9.1 %**	**8.4 %**
SIC[1]	NA	NA	NA	1,001	91.6	NA	0.55	NA	8.9	6.9	6.9
MCC[1]	187	3.44	51.7	637	85.7	0.49	1.14	11.6	5.7	7.6	3.7

Source: SNL Financial, Company Filings
Note: Market data as of 25-Jul-2018. MCC NII reflects 2019E metrics.
1. Per MDLY management.

Confidential. Do not copy or distribute. 18

Comparison of Selected Alternative Asset Managers
($ in millions, except per share data)

Company	Equity Market Cap	Enterprise Value	Closing Price 25-Jul-2018	% of 52 Week High	Calendarized P/E Multiples 2018E	Calendarized P/E Multiples 2019E	Enterprise Value Multiples AUM	Enterprise Value Multiples FEAUM	EV / EBITDA Multiples 2018E	EV / EBITDA Multiples 2019E	Dividend Yield 2018E
MDLY	**$ 117**	**$ 216**	**$ 3.65**	**51.0 %**	**11.9 x**	**6.6 x**	**4.3 %**	**7.3 %**	**8.2 x**	**5.7 x**	**21.9 %**
U.S. Alternative Managers - ENI Basis[1]											
Blackstone	$ 44,847	$ 43,958	$ 36.05	96.1 %	11.8 x	10.9 x	9.8 %	12.8 %	11.3 x	10.0 x	6.2 %
KKR	24,163	24,533	27.74	99.6	17.3	15.5	13.9	20.5	10.8	9.1	2.1
Apollo	14,666	15,368	35.38	94.7	19.0	11.0	6.2	8.4	16.8	10.2	6.5
Carlyle	8,627	9,174	23.85	92.1	10.2	7.8	4.6	7.3	9.3	7.0	5.2
Oaktree	6,810	6,692	42.05	86.7	11.1	9.8	5.5	6.6	10.6	9.3	6.8
Ares	4,983	5,757	21.10	81.3	12.7	10.8	5.1	7.7	12.2	11.0	5.3
Median - U.S. Alternative Asset Managers - ENI Basis				**93.4 %**	**12.2 x**	**10.8 x**	**5.9 %**	**8.0 %**	**11.0 x**	**9.7 x**	**5.8 %**

Source: MDLY historical financial information per MDLY management, MDLY estimates per MDLY management, Bloomberg, Capital IQ, Company Filings for U.S. alternative managers, IBES Estimates
Note: Financial information per latest available public filings. For Ares, enterprise value is pro forma for $275mm of preferred units issued after 2016 Q1 filing. Projected figures and 5-year EPS CAGR based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December. ENI represents the earnings of the management company, including change in the embedded value of carry and gains on principal investments. Equity market cap based on diluted shares outstanding. Market data as of 25-Jul-2018.

Confidential. Do not copy or distribute. 19

Appendix B: Selected Public Company Compensation Comparables

2017 Selected Peer Industry Comparables

Main Street Capital

Summary of Compensation Table	Salary	%	Bonus	%	Stock Award	%	Other	%	Total	% of Total Exec. Comp	% of Total Expense
Chairman, CEO	$ 608,750	15.6%	$ 1,500,000	38.4%	$ 1,781,107	45.6%	$ 12,150	0.3%	$ 3,902,007	33.1 %	5.5 %
President, COO, Board Member	530,000	17.7%	1,200,000	40.1%	1,247,270	41.7%	12,150	0.4%	2,989,420	25.4	4.2
Vice Chairman, CIO	381,250	17.7%	900,000	41.8%	857,203	39.9%	12,150	0.6%	2,150,603	18.2	3.1
Vice Chairman, Chief Credit Officer	381,250	26.6%	180,000	12.6%	857,203	59.9%	12,150	0.8%	1,430,603	12.1	2.0
CFO, Treasurer	316,250	24.1%	450,000	34.3%	533,837	40.7%	12,150	0.9%	1,312,237	11.1	1.9
Total Executive Compensation	**$ 2,217,500**	**18.8%**	**$ 4,230,000**	**35.9%**	**$ 5,276,620**	**44.8%**	**$ 60,750**	**0.5%**	**$ 11,784,870**		

Hercules

Summary of Compensation Table	Salary	%	Cash Bonus	%	Stock Award	%	Other	%	Total	% of Total Exec. Comp	% of Total Expense
Chairman, CEO	$ 827,249	10.0%	$ 1,600,000	19.4%	$ 5,000,002	60.7%	$ 808,449	9.8%	$ 8,235,700	59.0 %	8.7 %
CIO	500,000	15.7%	750,000	23.6%	1,750,004	55.1%	175,872	5.5%	3,175,876	22.8	3.4
General Counsel	345,000	40.7%	145,000	17.1%	300,002	35.4%	57,061	6.7%	847,063	6.1	0.9
Interim CAO	152,800	49.1%	150,000	48.2%	-	0.0%	8,708	2.8%	311,508	2.2	0.3
Interim CFO	49,854	100.0%	-	0.0%	-	0.0%	-	0.0%	49,854	0.4	0.1
CFO	347,105	36.8%	-	0.0%	500,007	53.1%	95,255	10.1%	942,367	6.8	1.0
VP of Finance, Senior Controller	121,847	31.0%	-	0.0%	249,997	63.6%	21,211	5.4%	393,055	2.8	0.4
Total Executive Compensation	**$ 2,343,855**	**16.8%**	**$ 2,645,000**	**19.0%**	**$ 7,800,012**	**55.9%**	**$ 1,166,556**	**8.4%**	**$ 13,955,423**		

Main Street & Hercules	Salary	Bonus	Stock Award	Other	Total	Cash	Stock
Median: Comp / Total Expenses	**2.8 %**	**4.4 %**	**7.9 %**	**0.7 %**	**15.8 %**	**7.9 %**	**7.9 %**
Median: Comp / FEAUM[1]	**0.1**	**0.2**	**0.4**	**0.0**	**0.7**	**0.4**	**0.4**

Source: Most recent proxy statements, MDLY management

Confidential. Do not copy or distribute. 21

Main Street Historical Compensation

Main Street Capital

2017

Summary of Compensation Table	Salary	%	Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 608,750	15.6%	$ 1,500,000	38.4%	$ 1,781,107	45.6%	$ 12,150	0.3%	$ 3,902,007	33.1 %	5.5 %
President, COO, Board Member	530,000	17.7%	1,200,000	40.1%	1,247,270	41.7%	12,150	0.4%	2,989,420	25.4	4.2
Vice Chairman, CIO	381,250	17.7%	900,000	41.8%	857,203	39.9%	12,150	0.6%	2,150,603	18.2	3.1
Vice Chairman, Chief Credit Officer	381,250	26.6%	180,000	12.6%	857,203	59.9%	12,150	0.8%	1,430,603	12.1	2.0
CFO, Treasurer	316,250	24.1%	450,000	34.3%	533,837	40.7%	12,150	0.9%	1,312,237	11.1	1.9
Total Executive Compensation	**$ 2,217,500**	**18.8%**	**$ 4,230,000**	**35.9%**	**$ 5,276,620**	**44.8%**	**$ 60,750**	**0.5%**	**$ 11,784,870**		
Total Expenses on IS	$ 70,370,000		$ 70,370,000		$ 70,370,000		$ 70,370,000		$ 70,370,000		
Fee Earning Assets Under Management	2,108,491,000		2,108,491,000		2,108,491,000		2,108,491,000		2,108,491,000		
Memo: Comp / Total Expenses	*3.2 %*		*6.0 %*		*7.5 %*		*0.1 %*		*16.7 %*		
Memo: Comp / FEAUM	*0.11 %*		*0.20 %*		*0.25 %*		*0.00 %*		*0.56 %*		

2016

Summary of Compensation Table	Salary	%	Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 586,250	16.6%	$ 1,325,000	37.6%	$ 1,605,277	45.5%	$ 11,925	0.3%	$ 3,528,452	32.3 %	5.6 %
President, COO, Board Member	498,750	18.6%	1,000,000	37.3%	1,172,125	43.7%	11,925	0.4%	2,682,800	24.6	4.3
Vice Chairman, CIO	361,250	20.5%	575,000	32.6%	815,397	46.2%	11,925	0.7%	1,763,572	16.1	2.8
Vice Chairman, Chief Credit Officer	361,250	21.1%	525,000	30.6%	815,397	47.6%	11,925	0.7%	1,713,572	15.7	2.7
CFO, Treasurer	300,000	24.3%	415,000	33.6%	509,607	41.2%	11,925	1.0%	1,236,532	11.3	2.0
Total Executive Compensation	**$ 2,107,500**	**19.3%**	**$ 3,840,000**	**35.1%**	**$ 4,917,803**	**45.0%**	**$ 59,625**	**0.5%**	**$ 10,924,928**		
Total Expenses on IS	$ 62,537,000		$ 62,537,000		$ 62,537,000		$ 62,537,000		$ 62,537,000		
Fee Earning Assets Under Management	1,904,995,000		1,904,995,000		1,904,995,000		1,904,995,000		1,904,995,000		
Memo: Comp / Total Expenses	*3.4 %*		*6.1 %*		*7.9 %*		*0.1 %*		*17.5 %*		
Memo: Comp / FEAUM	*0.11 %*		*0.20 %*		*0.26 %*		*0.00 %*		*0.57 %*		

2015

Summary of Compensation Table	Salary	%	Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 568,750	16.5%	$ 1,300,000	37.8%	$ 1,556,595	45.3%	$ 11,925	0.3%	$ 3,437,270	34.3 %	6.0 %
President, COO, Board Member	435,000	17.7%	850,000	34.7%	1,154,887	47.1%	11,925	0.5%	2,451,812	24.4	4.3
Vice Chairman, CIO	332,500	19.9%	575,000	34.4%	753,179	45.0%	11,925	0.7%	1,672,604	16.7	2.9
Vice Chairman, Chief Credit Officer	332,500	18.8%	625,000	35.3%	803,416	45.3%	11,925	0.7%	1,772,841	17.7	3.1
CFO, Treasurer	282,500	40.7%	400,000	57.6%	0	0.0%	11,925	1.7%	694,425	6.9	1.2
Total Executive Compensation	**$ 1,951,250**	**19.5%**	**$ 3,750,000**	**37.4%**	**$ 4,268,077**	**42.6%**	**$ 59,625**	**0.6%**	**$ 10,028,952**		
Total Expenses on IS	$ 57,515,000		$ 57,515,000		$ 57,515,000		$ 57,515,000		$ 57,515,000		
Fee Earning Assets Under Management	1,811,454,000		1,811,454,000		1,811,454,000		1,811,454,000		1,811,454,000		
Memo: Comp / Total Expenses	*3.4 %*		*6.5 %*		*7.4 %*		*0.1 %*		*17.4 %*		
Memo: Comp / FEAUM	*0.11 %*		*0.21 %*		*0.24 %*		*0.00 %*		*0.55 %*		

Source: Most recent proxy statements

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Hercules Historical Compensation

Hercules

2017

Summary of Compensation Table	Salary	%	Cash Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 827,249	10.0%	$ 1,600,000	19.4%	$ 5,000,002	60.7%	$ 808,449	9.8%	$ 8,235,700	59.0 %	8.7 %
CIO	500,000	15.7%	750,000	23.6%	1,750,004	55.1%	175,872	5.5%	3,175,876	22.8	3.4
General Counsel	345,000	40.7%	145,000	17.1%	300,002	35.4%	57,061	6.7%	847,063	6.1	0.9
Interim CAO	152,800	49.1%	150,000	48.2%	-	0.0%	8,708	2.8%	311,508	2.2	0.3
Interim CFO	49,854	100.0%	-	0.0%	-	0.0%	-	0.0%	49,854	0.4	0.1
CFO	347,105	36.8%	-	0.0%	500,007	53.1%	95,255	10.1%	942,367	6.8	1.0
VP of Finance, Senior Controller	121,847	31.0%	-	0.0%	249,997	63.6%	21,211	5.4%	393,055	2.8	0.4
Total Executive Compensation	**$ 2,343,855**	**16.8%**	**$ 2,645,000**	**19.0%**	**$ 7,800,012**	**55.9%**	**$ 1,166,556**	**8.4%**	**$ 13,955,423**		
Total Expense on IS	$ 94,436,000		$ 94,436,000		$ 94,436,000		$ 94,436,000		$ 94,436,000		
Fee Earning Assets Under Management	1,561,798,000		1,561,798,000		1,561,798,000		1,561,798,000		1,561,798,000		
Memo: Comp / Total Expenses	*2.5 %*		*2.8 %*		*8.3 %*		*1.2 %*		*14.8 %*		
Memo: Comp / FEAUM	*0.15 %*		*0.17 %*		*0.50 %*		*0.07 %*		*0.89 %*		

2016

Summary of Compensation Table	Salary	%	Cash Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 803,154	11.8%	$ 1,200,000	17.7%	$ 4,005,335	59.1%	$ 771,425	11.4%	$ 6,779,914	57.7 %	8.2 %
CIO	432,600	17.1%	650,000	25.7%	1,249,040	49.3%	200,555	7.9%	2,532,195	21.5	3.1
General Counsel	283,250	48.7%	145,000	24.9%	112,894	19.4%	40,726	7.0%	581,870	5.0	0.7
Interim CAO	23,333	25.5%	-	0.0%	68,300	74.5%	-	0.0%	91,633	0.8	0.1
Interim CFO	-	-	-	-	-	-	-	-	-	0.0	0.0
CFO	412,000	31.6%	400,000	30.7%	396,330	30.4%	95,624	7.3%	1,303,954	11.1	1.6
VP of Finance, Senior Controller	211,150	45.7%	150,000	32.5%	72,060	15.6%	28,684	6.2%	461,894	3.9	0.6
Total Executive Compensation	**$ 2,165,487**	**18.4%**	**$ 2,545,000**	**21.7%**	**$ 5,903,959**	**50.2%**	**$ 1,137,014**	**9.7%**	**$ 11,751,460**		
Total Expense on IS	$ 82,707,000		$ 82,707,000		$ 82,707,000		$ 82,707,000		$ 82,707,000		
Fee Earning Assets Under Management	1,362,075,000		1,362,075,000		1,362,075,000		1,362,075,000		1,362,075,000		
Memo: Comp / Total Expenses	*2.6 %*		*3.1 %*		*7.1 %*		*1.4 %*		*14.2 %*		
Memo: Comp / FEAUM	*0.16 %*		*0.19 %*		*0.43 %*		*0.08 %*		*0.86 %*		

2015

Summary of Compensation Table	Salary	%	Cash Bonus	%	Stock Award	%	Other	%	Total	% of Total: Exec. Comp	% of Total: Expense
Chairman, CEO	$ 779,762	9.9%	$ 1,000,000	12.7%	$ 4,472,142	56.7%	$ 1,635,353	20.7%	$ 7,887,257	70.3 %	9.4 %
CIO	420,000	23.2%	525,000	29.0%	670,212	37.1%	193,370	10.7%	1,808,582	16.1	2.2
General Counsel	79,167	28.5%	50,000	18.0%	112,500	40.4%	36,466	13.1%	278,133	2.5	0.3
Interim CAO	-	-	-	-	-	-	-	-	-	0.0	0.0
Interim CFO	-	-	-	-	-	-	-	-	-	0.0	0.0
CFO	166,667	21.0%	200,000	25.2%	400,001	50.4%	26,404	3.3%	793,072	7.1	0.9
VP of Finance, Senior Controller	186,250	40.7%	195,000	42.6%	53,332	11.7%	22,717	5.0%	457,299	4.1	0.5
Total Executive Compensation	**$ 1,631,846**	**14.5%**	**$ 1,970,000**	**17.6%**	**$ 5,708,187**	**50.9%**	**$ 1,914,310**	**17.1%**	**$ 11,224,343**		
Total Expense on IS	$ 83,630,000		$ 83,630,000		$ 83,630,000		$ 83,630,000		$ 83,630,000		
Fee Earning Assets Under Management	1,327,184,000		1,327,184,000		1,327,184,000		1,327,184,000		1,327,184,000		
Memo: Comp / Total Expenses	*2.0 %*		*2.4 %*		*6.8 %*		*2.3 %*		*13.4 %*		
Memo: Comp / FEAUM	*0.12 %*		*0.15 %*		*0.43 %*		*0.14 %*		*0.85 %*		

Source: Most recent proxy statements

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